Final Execution Copy


                       FIRST AMENDMENT TO MERGER AGREEMENT

         This first amendment (the "Amendment") to the Merger Agreement is entered into on this 3rd day of January, 2000, by and among Pease Oil and Gas Company, a Nevada corporation ("Pease"), its wholly owned Delaware subsidiary CPI Acquisition Corp. ("CPI Acquisition") and Carpatsky Petroleum Inc., an Alberta corporation ("Carpatsky"), and evidences the following:

         WHEREAS, Pease, CPI Acquisition and Carpatsky have entered into an Agreement and Plan of Merger ("Merger Agreement"), dated August 31, 1999, providing for, among other things, the continuance of Carpatsky into a newly formed Delaware corporation ("New Carpatsky"), and the merger of CPI Acquisition with and into New Carpatsky;

         WHEREAS, capitalized terms used herein have the meaning given to them in the Merger Agreement, unless otherwise provided herein;

         WHEREAS, Carpatsky and Bellwether Exploration Company, a Delaware corporation ("Bellwether"), have entered into a Securities Purchase Agreement, of even date herewith, ("the "Purchase Agreement"), pursuant to which Bellwether has agreed to purchase, and Carpatsky has agreed to issue and sell, a newly created series of Carpatsky convertible preferred shares (the "Carpatsky Preferred Shares"), having the rights, preferences and privileges as set forth in the Articles of Amendment attached as Exhibit A to the Purchase Agreement;

         WHEREAS, among other things, the Carpatsky Preferred Shares will grant to Bellwether the right to cast a majority of the votes cast at a meeting of Carpatsky shareholders;

         WHEREAS, in connection with the issuance of such Carpatsky Preferred Shares, (i) the parties to the Merger Agreement desire to make certain changes to the Merger Agreement to provide for the treatment of the Carpatsky Preferred Shares in the Redomestication and Merger and (ii) Pease desires to consent to the issuance of the Carpatsky Preferred Stock as required by the Merger Agreement;

         NOW,   THEREFORE,   the   parties   hereto,   for  good  and   valuable
consideration, the receipt and sufficiency of which is acknowledged, and desiring to be legally bound, do hereby agree as follows:



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                    ARTICLE I. CONSENT TO PURCHASE AGREEMENT

         Section 1.1 Consent of Pease and CPI Acquisition. Pease and CPI Acquisition acknowledge receipt of a copy of the Purchase Agreement and hereby consent to the issuance of the Carpatsky Preferred Stock and the other transactions contemplated by the Purchase Agreement. The issuance of the Preferred Stock pursuant to and other transactions contemplated by the Purchase Agreement shall not be a "Competing Transaction" as defined in the Merger Agreement.

                   ARTICLE II. AMENDMENTS TO MERGER AGREEMENT

         Section 2.1 Amendment to Recitals of the Merger Agreement. The Section of the Merger Agreement entitled "RECITALS" is hereby amended to read in its entirety as follows:


                                    RECITALS

         A. Upon the terms and subject to the conditions of this Agreement, on the Effective Time (as hereinafter defined) and in accordance with the Business Corporations Act (Alberta) ("ABCA") and the General Corporation Law of the State of Delaware ("Delaware Law"), Carpatsky will effect a continuance into Delaware by filing with the Secretary of State of Delaware a Certificate of Domestication and a Certificate of Incorporation in accordance with Section 388 of the Delaware Law (the "Redomestication"), subject to the right of holders of common shares, without par value ("Old Carpatsky Common Stock") and the holders of convertible preferred shares, series A, without par value ("Old Carpatsky
Preferred Shares") (each such dissenting holder, a "Dissenting Old Carpatsky Stockholder") to seek an appraisal of the fair value thereof as provided in
Section 184 of the ABCA, and

                  (i) each share of Old Carpatsky Common Stock, issued and outstanding prior to the effective time of the Redomestication not owned by Carpatsky or any subsidiary of Carpatsky, will be converted into one share of common stock, $.01 par value ("New Carpatsky Common Stock"), of Carpatsky Petroleum, Inc., a corporation redomesticated in the State of Delaware ("New Carpatsky") (Old Carpatsky Common Stock and New Carpatsky Common Stock are sometimes referred to herein collectively as "Carpatsky Common Stock");

                  (ii)  each  Old   Carpatsky   Preferred   Share,   issued  and
         outstanding prior to the effective time of the Redomestication not owned by Carpatsky or any subsidiary of Carpatsky, will be converted into 1.073 shares of convertible preferred stock, series A, $.01 par value ("New Carpatsky Preferred Stock"), of New Carpatsky having the rights, preferences and privileges set forth in the certificate of designation attached to the First Amendment to Merger Agreement dated December 30, 1999 (the "First Amendment to Merger Agreement") as


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



         Exhibit A (Old Carpatsky Preferred Shares and New Carpatsky Preferred Stock are sometimes referred to herein collectively as "Carpatsky Preferred Stock"); and

                  (iii)  each  outstanding  warrant,  option  or other  right to acquire Old Carpatsky Common Stock shall be converted into an equivalent right to acquire New Carpatsky Common Stock on the terms and conditions provided for in such warrant, option or other right.

         B. Concurrently with the Redomestication, Acquisition Corp., upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware Law, will merge with and into New Carpatsky (the "Merger"), and pursuant thereto, each share of New Carpatsky Common Stock, issued and outstanding immediately prior to the Effective Time (as defined herein) of the Merger, not owned directly or indirectly by Carpatsky or Pease or their respective subsidiaries, will be converted at the Effective Time into the right to receive 0.57842 shares of common stock, par value $.01 per share of Pease ("Pease Common Stock"), and each share of New Carpatsky Preferred Stock will be converted into one share of convertible preferred stock, series A, par value $0.01 per share of Pease ("New Pease Preferred Stock") having the rights, preferences and privileges set forth in Exhibit B to the First Amendment to Merger Agreement, subject to the right of holders of such shares of New Carpatsky Common Stock and New Carpatsky Preferred Stock (each, a "Dissenting New Carpatsky Stockholder" and together with the Dissenting Old Carpatsky Stockholders, collectively, the "Dissenting Carpatsky Stockholders") to seek an appraisal of the fair value thereof as provided in Section 262 of Delaware Law, and each share of common stock, $.01 per share par value, of Acquisition Corp. ("Acquisition Corp. Common Stock") issued and outstanding immediately prior the Effective Time, will be converted at the Effective Time into one share of New Carpatsky Common Stock.

         C. Pursuant to the provisions of those certain letter agreements by and between Pease and the holders (the "Pease Preferred Stockholders") of all of the issued and outstanding shares of Series B 5% PIK Cumulative Convertible Preferred Stock, par value $.01 per share ("Pease Preferred Stock"), of even date herewith in substantially the form of Exhibit A hereto (the "Pease Preferred Stockholder Agreements"), at the Effective Time and subject to the provisions of Article II hereof, each share of Pease Preferred Stock issued and outstanding immediately prior to the Effective Time (excluding any Pease Preferred Stock held in treasury or owned by Pease or any direct or indirect subsidiary of Pease immediately prior to the Effective Time which shall be canceled and extinguished) shall be exchanged (the "Exchange") into the right to receive 8,865,665 shares of Pease Common Stock (the "Pease Preferred Stock Exchange Ratio").



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



         D. Following the consummation of the Merger, the fully diluted ownership of the common stock of the Surviving Corporation will be:

                                                    Number          Percent
Pease Common Stockholders                         1,688,698          1.65%
Pease Preferred Stockholders                      8,865,665          8.66%
Pease Option and Warrant holders                    393,811           .38%
Carpatsky Common Stockholders                    44,959,557         43.91%
Carpatsky Preferred Stockholders                 28,920,984         28.25%
Carpatsky Warrant holders                        17,448,263         17.04%
Carpatsky Option holders                            115,684           .11%
                                               -------------     -----------

                                                102,392,662         100.0%

         E. In the Purchase Agreement (as defined in the Amendment) Bellwether has agreed to vote for the Redomestication and Merger, subject to the terms and conditions of the Merger Agreement, and when Bellwether votes for the Redomestication and Merger it will no longer be able to exercise its dissenters rights of appraisal;

         F. The Board of Directors of Pease has determined that the Exchange and the Merger, as amended by the First Amendment to Merger Agreement, are consistent with and in furtherance of the long-term business strategy of Pease and are fair to, and in the best interests of, Pease and its stockholders and has approved and adopted this Agreement, including the issuance of Pease Common Stock, and the other transactions contemplated hereby.

         G. The Board of Directors of Carpatsky has determined that the Redomestication and Merger, as amended by the First Amendment to Merger Agreement, are consistent with and in furtherance of the long-term business strategy of Carpatsky and are fair to, and in the best interests of, Carpatsky and its stockholders and has approved and adopted this Agreement and the transactions contemplated hereby.

         H.  For  federal   income  tax  purposes,   it  is  intended  that  the
Redomestication, the Exchange and the Merger qualify as a tax-free reorganizations under the relevant provisions of the United States Internal Revenue Code of 1986, as amended (the "Code").

         Section 2.2 Amendment to Article II of the Merger Agreement. Article II of the Merger Agreement entitled "CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES" is hereby amended to read in its entirety as follows:



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



                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         Section 2.01 Merger Consideration; Conversion and Cancellation of Securities. At the Effective Time, by virtue of the Redomestication and Merger and without any action on the part of Carpatsky, New Carpatsky, Pease, Acquisition Corp. or their respective stockholders:

                  (a)      Subject to the other provisions of this Article II,

                           (i) each share of New Carpatsky Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Carpatsky Common Stock described in Section 2.01(c) of this Agreement and shares held by Dissenting Carpatsky Stockholders) shall be converted into the right to receive 0.57842 shares of Pease Common Stock (the "Carpatsky Common Stock Exchange Ratio");

                           (ii) each share of New Carpatsky Preferred Stock issued and outstanding immediately prior to the Effective Time (excluding any Carpatsky Preferred Stock described in Section 2.01(c) of this Agreement and shares held by Dissenting Carpatsky Stockholders) shall be converted into the right to receive one share of New Pease Preferred Stock (the "Carpatsky Preferred Stock Exchange Ratio"); and

                           (iii) each share of Acquisition Corp. Common Stock issued and outstanding at the Effective Time shall be converted into the right to receive one share of New Carpatsky Common Stock. The Carpatsky Common Stock Exchange Ratio, the Carpatsky Preferred Stock Exchange Ratio and the Pease Preferred Stock Exchange Ratio are referred to herein collectively as the "Exchange Ratios".

         Notwithstanding the foregoing, except as contemplated by this Agreement, if between the date of this Agreement and the Effective Time the outstanding shares of Old or New Carpatsky Common Stock, Old Carpatsky Preferred Shares, New Carpatsky Preferred Stock or Pease Common Stock or Pease Preferred Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, conversion, recapitalization, split, combination or exchange of shares, the Exchange Ratios shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, conversion, recapitalization, split, combination or exchange of shares.

                  (b) Subject to the other provisions of this Article II, the rights to acquire shares of Carpatsky Common Stock previously granted and to be granted pursuant to the Carpatsky Options (as hereinafter defined) and the Carpatsky Warrants (as hereinafter defined) and to certain other persons and in the amounts identified in Schedule 4.03(b)(i) of the Carpatsky Disclosure Schedule (as hereinafter defined) shall be adjusted as of and at the Effective



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


Time, in accordance with the provisions of such agreements, to reflect the Carpatsky Common Stock Exchange Ratio.

                  (c) Notwithstanding any provision of this Agreement to the contrary, each share of Carpatsky Common Stock or Carpatsky Preferred Stock held in the treasury of Carpatsky and each share of Carpatsky Common Stock or Carpatsky Preferred Stock owned by Pease or Acquisition Corp., respectively, or any direct or indirect wholly owned subsidiary of Carpatsky or of Pease, immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                  (d) Subject to the provisions of Section 2.01(f), all shares of Carpatsky Common Stock (other than shares of New Carpatsky Common Stock held by Pease at the Effective Time), Carpatsky Preferred Stock, Pease Preferred Stock and Acquisition Corp. Common Stock shall cease to be outstanding and shall automatically be canceled and retired, and each certificate previously evidencing Carpatsky Common Stock, Carpatsky Preferred Stock and Pease Preferred Stock immediately prior to the Effective Time (the "Converted Shares" or "Converted Share Certificates," as the case may be) shall thereafter represent the right to receive, subject to Section 2.02(g) of this Agreement, that number of shares of Pease Common Stock or New Pease Preferred Stock determined pursuant to Section 2.01(a) hereof or, if applicable, cash pursuant to Sections 2.01(f) or 2.02(f) of this Agreement (the "Merger Consideration"). The holders of Converted Share Certificates shall cease to have any rights with respect to such Converted Shares except as otherwise provided herein or by law. Such Converted Share Certificates shall be exchanged for certificates evidencing whole shares of Pease Common Stock or New Pease Preferred Stock upon the surrender of such Converted Share Certificates in accordance with the provisions of Section 2.02 of this Agreement, without interest. No fractional shares of Pease Common Stock or New Pease Preferred Stock shall be issued in connection with the Merger and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02(f) of this Agreement. Each share of Acquisition Corp. Common Stock shall be automatically converted into one share of New Carpatsky Common Stock.

                  (e) All shares of Pease Common Stock and New Pease Preferred Stock issued to the former holders of Carpatsky Common Stock, Carpatsky Preferred Stock and Pease Preferred Stock in the Merger shall be registered under the Securities Act of 1933, as amended (the "Securities Act").

                  (f) Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of capital stock of Carpatsky held by a Dissenting Carpatsky Stockholder who has not voted in favor of nor consented to the Redomestication or the Merger and who complies with all the provisions of the ABCA or Delaware Law concerning the right of holders of such stock to dissent from the Redomestication or the Merger and to require appraisal of their shares, shall not be converted as described in Section 2.01(a) but shall become, at the Effective Time, by virtue of the Merger and without any further action, the right to receive such consideration as may be determined to be due to such Dissenting Carpatsky Stockholder pursuant to the ABCA or Delaware


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



Law, as the case may be; provided, however, that shares of Carpatsky Common Stock or Carpatsky Preferred Stock outstanding immediately prior to the Effective Time and held by a Dissenting Carpatsky Stockholder who shall, after the Effective Time, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to the ABCA or Delaware Law, as the case may be, shall be deemed to be converted as of the Effective Time, into the right to receive Pease Common Stock or New Pease Preferred Stock, respectively.

         Section 2.02 Exchange and Surrender of Certificates.

                  (a) Subject to Section 2.02(h) below, as of the Effective Time, Pease shall deposit, or shall cause to be deposited with American Securities Transfer & Trust, Inc., 12039 West Alameda Parkway, Lakewood, CO 80228 (the "US Exchange Agent") and, if required by regulatory authorities, CIBC Mellon Trust Company (the "Canadian Exchange Agent"; the US Exchange and the Canadian Exchange Agent are collectively referred to herein as the "Exchange Agents"), for the benefit of the holders of Converted Share Certificates, for exchange in accordance with this Article II, the Merger Consideration, together with any dividends, distributions or payments pursuant to Section 2.02(e) with respect thereto (hereinafter referred to as the "Exchange Fund").

                  (b) As soon as reasonably practicable after the Effective Time, the Exchange Agents shall mail to each holder of record of shares of Carpatsky Common Stock, Carpatsky Preferred Stock and Pease Preferred Stock who have not exchanged their Converted Share Certificates as contemplated by Section 2.02(h), immediately prior to the Effective Time a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Converted Share Certificates shall pass, only upon delivery of the Converted Share Certificates to the Exchange Agents, and which shall be in such form and have such other provisions as Pease may reasonably specify) and instructions for use in effecting the surrender of the Converted Share Certificates in exchange for certificates representing shares of Pease Common Stock or New Pease Preferred Stock issuable pursuant to Section 2.01 in exchange for such Converted Share Certificates. Upon surrender of a Converted Share Certificate for cancellation to the Exchange Agents, together with such letter of transmittal, duly executed, the holder of such Converted Share Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Pease Common Stock or New Pease Preferred Stock (as the case may be) which such holder has the right to receive in exchange for the Converted Share Certificate surrendered pursuant to the provisions of this Article II (after taking into account all Converted Shares then held by such holder), and the Converted Share Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Carpatsky Common Stock, Carpatsky Preferred Stock or Pease Preferred Stock which is not registered in the transfer records of Carpatsky or Pease as the case may be, a certificate representing the proper number of shares of Pease Common Stock or New Pease Preferred Stock may be issued to a transferee if the Converted Share Certificate representing such Carpatsky Common Stock, Carpatsky Preferred Stock or Pease Preferred Stock is presented to the Exchange Agents, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock


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



transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Converted Share Certificate shall be deemed at any time after the Effective Time to represent only the Pease Common Stock or New Pease Preferred Stock into which the Converted Shares represented by such Converted Share Certificate have been converted as provided in this Article II and the right to receive upon such surrender cash in lieu of any fractional shares of Pease Common Stock or New Pease Preferred Stock as contemplated by Section 2.02(f).

                  (c) After the Effective Time, there shall be no further registration of transfers of Carpatsky Common Stock, Carpatsky Preferred Stock or Pease Preferred Stock. If, after the Effective Time, certificates representing shares of Carpatsky Common Stock, Carpatsky Preferred Stock or Pease Preferred Stock are presented to Pease or the Exchange Agents, they shall be canceled and exchanged for the Merger Consideration provided for in this Agreement in accordance with the procedures set forth herein.

                  (d) Any portion of the Merger Consideration or the Exchange Fund made available to the Exchange Agents pursuant to Section 2.02(a) that remains unclaimed by the holders of shares of Carpatsky Common Stock, Carpatsky Preferred Stock or Pease Preferred Stock one year after the Effective Time shall be returned to Pease upon demand, and any such holder who has not exchanged its shares of Carpatsky Common Stock, Carpatsky Preferred Stock or Pease Preferred Stock in accordance with this Section 2.02 prior to that time shall thereafter look only to Pease for payment of the Merger Consideration in respect of its shares of Carpatsky Common Stock, Carpatsky Preferred Stock or Pease Preferred Stock. Notwithstanding the foregoing, Pease shall not be liable to any holder of Converted Shares for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (e) No dividends, interest or other distributions with respect to shares of Pease Common Stock or New Pease Preferred Stock shall be paid to the holder of any unsurrendered Converted Share Certificates unless and until such Converted Share Certificates are surrendered as provided in this Section
2.02. Upon such surrender, Pease shall pay, without interest, all dividends and other distributions payable in respect of such shares of Pease Common Stock or New Pease Preferred Stock on a date subsequent to, and in respect of a record date after, the Effective Time.

                  (f) No certificates or scrip evidencing fractional shares of Pease Common Stock or New Pease Preferred Stock shall be issued upon the surrender for exchange of Converted Share Certificates, and such fractional share interests shall not entitle the owner thereof to any rights as a stockholder of Pease. In lieu of any such fractional interests, each holder of a Converted Share Certificate shall, upon surrender of such certificate for exchange pursuant to this Article II, be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying the last sale price of the Pease Common Stock in the Over-the-Counter market prior to the Closing Date by the fractional share of Pease Common Stock or New Pease Preferred Stock (on an as converted basis) to which such holder would otherwise be entitled (after taking into account all Converted Shares held of record by such holder at the Effective Time).


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



                  (g) Pease shall be entitled  to deduct and  withhold  from the consideration otherwise payable pursuant to this Agreement to any former holder of Carpatsky Common Stock, Carpatsky Preferred Stock or Pease Preferred Stock such amounts as Pease (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Pease, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Carpatsky Common Stock, Carpatsky Preferred Stock or Pease Preferred Stock in respect of which such deduction and withholding was made. In the event the amount withheld is insufficient so to satisfy the withholding obligations of Pease, (or any affiliate  thereof),  such former  stockholder  shall  reimburse  Pease (or such affiliate), at its request, the amount of any such insufficiency. Notwithstanding the foregoing, no such withholding shall be required with respect to any shares of Carpatsky Preferred Stock or New Pease Preferred Stock issued or issuable in the Merger to Bellwether Exploration Company ("Bellwether").

                  (h) Bellwether shall be entitled,  at its election,  to attend the Closing of the Merger and to tender at such Closing to Pease the Converted Share Certificates held by Bellwether duly endorsed for transfer to New Carpatsky, and shall be entitled to receive certificates registered in Bellwether's name representing the number of shares of Pease Common Stock and New Pease Preferred Stock to which Bellwether is entitled under this Agreement.

         Section 2.03 Amendment to Article III. The following amendments are hereby made to the Sections of Article III of the Merger Agreement as indicated:

                  (a) Section 3.03(d) is amended to add the words "and New Pease Preferred Stock" after the words "Pease Common Stock" in the first sentence thereof.

                  (b) Section 3.04 is amended to add the words "and New Pease Preferred Stock" after the words "Pease Common Stock" in the first and second sentence thereof.

                  (c) Section 3.12(b) is amended to add the words "or New Pease Preferred Stock" after the words "Pease Common Stock."

         Section 2.04 Amendment to Article IV. The following amendments are hereby made to the Sections of Article IV of the Merger Agreement as indicated:

                  (a) Section 4.03(a) is amended to replace the number 77,728,263 for 40,796,246; and to add the words ", and an unlimited number of shares of Old Carpatsky Preferred Stock" after the words "issued and outstanding".

                  (b) Section 4.03(b) is amended to add the words "or Preferred Stock" after the words "Common Stock" in the second sentence thereof.



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



                  (c) Section 4.04 is amended to add the words "and Preferred Stock" after the words "Common Stock" in the second sentence thereof.

                  (d) Section 4.11(c) is amended to add the words "and Old Carpatsky Preferred Shares" after the words "Old Carpatsky Common Stock" in the two locations where such words appear, to add the words "and New Pease Preferred Stock" after the words "Pease Common Stock" in the two locations where such words appear and to add the words "and Preferred Stock" after the words "Common Stock" in the two locations where such words appear in the parenthetical to such sentence.

                  (e) Section 4.12 is amended to add the words "and Preferred Shares voting together as a class" after "Old Carpatsky Common Stock" in clause
(i) and to add the words "and Preferred Stock voting together as a class" after the words "New Carpatsky Common Stock" in clause (ii).

         Section 2.05 Amendment to Article VI. Section 6.02(a) of Article VI of the Merger Agreement is hereby amended to add the words "and New Pease Preferred Stock" after the words "Pease Common Stock" in the first and second sentences thereof.

         Section 2.06 Amendment to Article VII. The following amendments are hereby made to the Sections of Article VII the Merger Agreement as indicated.

                  (a) The first sentence of Section 7.01(b) is amended to read as follows:

         "(b) Stockholder Approval. The Amendment, this Agreement and the issuance of the Pease shares described in this Agreement in connection with the Merger shall have been approved and adopted by the requisite vote of the stockholders of Pease, and the Redomestication, this Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of Carpatsky."

                  (b) Section 7.02(e)(2) is amended to read in its entirety as follows:

         "(2) Carpatsky shall have received the written opinion of Messrs. Feleski Flynn, Calgary, Alberta dated the Closing Date, the effect that the tax consequences to Canadian stockholder of Carpatsky under Canadian income tax laws shall be consistent with the description thereof included in Form S-4 at the time the Form S-4 is declared effective."

                  (c) Section 7.02(h) and 7.03(g), requiring "comfort letters" from auditors of Pease and Carpatsky, are deleted.

                  (d) Section 7.03(h) is amended to add the words "and Preferred Stock" after the words "Carpatsky Common Stock" in the two places where such words appear.

                  (e) Section 7.03(l) is amended to read in its entirety as follows:

         "(l) Carpatsky Financial Statements. Carpatsky shall have completed and obtained audits of its financial statements for the years ended December 31, 1997 and 1998 and completed its financial statements for the fiscal periods ended September 30, 1998 and 1999, all by December 31, 1999. Assuming such financial statements have accounted for the Ukrainian joint ventures using proportionate consolidation, they shall reflect the following (to the extent provided below):

                           (i) A working capital deficit for Carpatsky, on a proportionately consolidated basis, as of September 30, 1999 no greater than $5,000,000. For purposes of this calculation, any amount received under Carpatsky's $1.0 private placement of securities may be added to current assets as at September 30, 1999 and debt actually converted into equity may be deleted as at September 30, 1999, on a pro forma basis.

                           (ii)    Total   long   term    liabilities,    on   a
         proportionately consolidated basis, as at September 30, 1999 shall not exceed $550,000 (excluding accrued interest payable).

                           (iii) The balance due to the joint account as at September 30, 1999 for Carpatsky's working interest in the RC Field in the Ukraine does not exceed $6.75 million.

                           (iv) Carpatsky's net revenue interest in the RC Field shall not be less than 19.7% on October 1, 1999.

                           (v) Carpatsky or its subsidiaries is delivering gas for sale by Closing of the Merger under such reasonable gas sales arrangements as Pease shall have approved in writing, which approval shall not be unreasonably withheld.

                           (vi) Carpatsky, its subsidiaries or Ukrainian joint ventures have commenced receiving payment for at least 90% of the gas sold pursuant to 7.03(l)(v) above by the Closing of the Merger and that reasonable assurance can be given that future payments will continue to be received.

                           (vii)    [This subsection has been deleted.]"

                  Section  2.07  Amendment  to  Section  8.01 of  Article  VIII.
Section 8.01 is amended by changing the words "December 31, 1999" to "March 31, 2000" and changing the words "March 31, 2000" to "April 30, 2000" and the last clause of such section, ("to receive . . . merger") shall be deleted.

                ARTICLE III. AMENDMENTS TO EXHIBITS AND SCHEDULES

         Section 3.1 Amendments to Exhibits. The following Exhibits to the Merger Agreement are added or amended as indicated below:

                  (a) The following Exhibits to are added to the Merger Agreement in the form attached to this Amendment:

                           Exhibit A     Preferred Stock Designation for New
                                         Carpatsky

                           Exhibit B     Preferred Stock Designation for Pease

                  (b) The following amendments are made to the Exhibits attached to the Merger Agreement:

                           Exhibit A to the Merger Agreement (changes to Pease
preferred stockholder agreements) is amended as reflected on the attachment hereto.

                           Exhibit B-4 is amended to read in its entirety as
Exhibit B-4 attached hereto.

         Section 3.2 Amendment to Schedules. The following Schedules to the Merger Agreement are hereby amended as follows:

                  (a)  Schedule  1.05 is  amended  to read  in its  entirety  as
Schedule 1.05 attached hereto.

                  (b) Schedules 4.01,  4.03(b)(iii),  4.07(ii), 4.08, 4.11, 4.17
and 4.19 are amended to add the following language: "The letter from Krug & Sobel, LLC addressed to the Pease Board of Directors, dated August 19, 1999, is incorporated into this Schedule and the entire text of such letter is deemed to be included herein."

                  (c)  Schedules  4.01(c),  4.03(b)(iii),   4.03(c)B  (regarding
Melman Shares), 4.08 and 4.11 (regarding taxes), 4.19(A) are modified or replaced as reflected on the attachments to this Amendment:

                         ARTICLE IV. GENERAL PROVISIONS

         Section 4.1 No Other Changes. Except as otherwise changed by this Amendment, the Merger Agreement shall remain in full force and effect, unaltered by this Amendment.

         Section 4.2 Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original, and all of which taken together shall be one instrument.

         IN WITNESS WHEREOF, this Amendment was executed as of the date above first written.

                                   PEASE OIL AND GAS COMPANY


                                   By:
                                      ----------------------------------------
                                      Name:  Patrick J. Duncan
                                      Title:   President


                                   CPI ACQUISISTION CORP.


                                   By:
                                      ----------------------------------------
                                      Name:
                                      Title:


                                   CARPATSKY PETROLEUM, INC.


                                   By:
                                      ----------------------------------------
                                      Name:  David A. Melman
                                      Title:   Chief Corporate Officer

                                    Exhibit A
                                       to
                       First Amendment to Merger Agreement
                             dated December 30, 1999


                         [NEW CARPATSKY PETROLEUM, INC.]

                           CERTIFICATE OF DESIGNATION
                         OF CONVERTIBLE PREFERRED STOCK,
                       SERIES A SETTING FORTH THE POWERS,
                      PREFERENCES, RIGHTS, QUALIFICATIONS,
                         LIMITATIONS AND RESTRICTIONS OF
                              SUCH PREFERRED STOCK

         Pursuant to the Delaware General Corporation Law, [NEW CARPATSKY PETROLEUM, INC.], a Delaware corporation (the "Corporation"), DOES HEREBY
CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation (the "Charter"), the Board of Directors of the Corporation on [ ], 2000 duly adopted the following resolution creating a series of Preferred Stock designated as Convertible Preferred Stock, Series A and such resolution has not been modified and is in full force and effect on the date hereof:

         RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Charter, a series of authorized Preferred Stock, without par value, of the Corporation are hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series of Preferred Stock, and the qualifications, limitations and restrictions thereof are as follows:

         Section 1.        Designation and Number.

         (a) The shares of such series of Preferred Stock shall be designated as "Convertible Preferred Stock, Series A" ("Preferred Stock"). The number of shares initially constituting the Preferred Stock shall be 102,410,000 shares, which number may be increased or decreased by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then outstanding shares of such series of Preferred Stock.

         (b) The Preferred Stock shall, with respect to rights on liquidation, dissolution or winding up, rank prior to all other classes and series of Junior Stock of the Corporation now or hereafter authorized including, without limitation, the Common Stock.

         (c) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 10 below.


         Section 2.        Dividends and Distributions.

         In the event that the Corporation shall declare a cash dividend to holders of Common Stock, then the Board of Directors shall declare, and the holder of each share of Preferred Stock shall be entitled to receive, a dividend in an amount equal to the amount of such dividend received by a holder of the number of shares of Common Stock for which such share of Preferred Stock is convertible on the record date for such dividend. Any such amount shall be paid to the holders of shares of Preferred Stock at the same time such dividend is made to holders of Common Stock.

         The holders of shares of Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

         Section 3.        Voting Rights.

         In addition to any voting rights provided by law and except where only a specified class or series of shares is entitled to vote, the holders of shares of Preferred Stock shall have the following voting rights:

         (a) Except as otherwise required by applicable law and so long as the Preferred Stock is outstanding, each share of Preferred Stock shall entitle the holder thereof to vote, in person or by proxy or written consent, at a special or annual meeting of stockholders or in connection with any stockholder action taken in lieu of a meeting of stockholders, on all matters voted on by holders of Common Stock, including the election of directors, voting together as a single class with all other shares entitled to vote thereon. With respect to any such vote, each share of Preferred Stock shall entitle the holder thereof to cast one vote for each share of Preferred Stock standing in his or her name on the transfer books of the Corporation as of the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

         (b) Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) authorize, adopt or approve an amendment to the Charter that would increase or decrease the par value of the shares of Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Preferred Stock, (ii) amend, alter or repeal the Charter so as to affect the shares of Preferred Stock adversely, including, without limitation, by granting any voting right to any holder of notes, bonds, debentures or other debt obligations of the Corporation, or (iii) authorize, increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any additional shares of Preferred Stock except under Section 9.

         (c) For so long as the shares of Preferred Stock are outstanding, the Corporation shall not issue any capital stock entitling the holder thereof to vote generally under ordinary circumstances in the election of directors, other than (i) Common Stock and (ii) Preferred Stock issued pursuant to Section 9.

         Section 4.        Redemption.

         The Corporation shall not have any right to redeem any shares of Preferred Stock.

         Section 5.        Reacquired Shares.

         Any shares of Preferred Stock converted, exchanged, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares of Preferred Stock shall upon their cancellation become authorized but unissued shares of preferred stock.

         Section 6.        Liquidation, Dissolution or Winding Up.

         (a) If the Corporation shall commence a voluntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due (any such event, a "Voluntary Liquidation Event"), or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, the holders of the Preferred Stock shall be entitled to receive the Liquidation Amount prior to any payment being made or any property of the Corporation being distributed to the holders of the Common Stock or the holders of any Junior Stock. After payment to the holders of the Preferred Stock of the Liquidation Amount, the holders of the Preferred Stock shall be entitled to receive (rateably with the holders of the Common Shares) for each share of Preferred Stock held, the amount which would have been received by the Holder of such Preferred Stock if on the record date for such distribution, the holder of such Preferred Stock had converted such Preferred Stock into the number of shares of Common Stock into which such Preferred Stock was convertible on the record date for such distribution.


         (b) Neither the consolidation or merger of the Corporation with or into any other Person nor the sale or other distribution to another Person of all or substantially all the assets, property or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

         Section 7.        Conversion.

         (a) Subject to the terms and conditions set forth herein, each share of Preferred Stock shall be convertible into a number of fully paid and non-assessable shares of Common Stock as is equal, subject to Section 7(g), to a fraction, the numerator of which shall be the Common Stock Conversion Number and the denominator of which shall be the number of shares of Preferred Stock issued and outstanding on the date of conversion. The Common Stock Conversion Number shall initially be 50,000,000, and shall be subject to adjustment as set forth in this Section. Such conversion right may only be exercised by the holders of a majority of the outstanding shares of Preferred Stock surrendering certificates ("Surrendered Certificates") representing a majority of the outstanding shares of Preferred Stock to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holders of a majority of the outstanding shares of Preferred Stock elect to convert such shares and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(j). Upon such surrender, all shares of Preferred Stock shall automatically be converted into Common Stock as provided in this Section. Notwithstanding the foregoing provisions or anything set forth herein or in the Certificate, any shares of Preferred Stock remaining outstanding on December 28, 2004 shall be and be deemed to have been converted into Common Stock at the Conversion Number then in effect.

         (b) As promptly as practicable after the surrender, as herein provided, of shares of Preferred Stock for conversion pursuant to Section 7(a), the Corporation shall deliver to all holders of Preferred Stock a written notice informing such holders (i) that the holders of a majority of the outstanding shares of Preferred Stock have delivered their certificates for such shares to the Corporation in satisfactory form for conversion into Common Shares pursuant to the requirements of this Section 7, (ii) that, as result of such delivery, all outstanding Preferred Stock has been converted into the right to receive Common Stock and (iii) of the Common Stock Conversion Number and instructing such holders to surrender the certificates representing their Preferred Stock to the Corporation in the manner specified in Section 7(a) above in order to receive certificates representing the Common Stock deliverable upon the conversion of their Preferred Stock. As promptly as practicable after the surrender of any certificates representing Preferred Stock in accordance with the requirements of this Section 7, the Corporation shall deliver to or upon the written order of the holder of such shares so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Preferred Stock may be or have been converted in accordance with the provisions of this Section 7. Subject to the following provisions of this paragraph and of Section 7(d), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Preferred Stock shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the Common Stock deliverable upon conversion of such shares of Preferred Stock shall be treated for all purposes as having become the record holder or holders of such Common Stock at such appropriate time, and such conversion shall be based on the Common Stock Conversion Number in effect at such time; provided, however, that no surrender shall be effective to constitute the Person or Persons entitled to receive the Common Stock deliverable upon such conversion as the record holder or holders of such Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be based on the Common Stock Conversion Number in effect at, such time on such next succeeding day.

         (c) To the extent permitted by law, when shares of Preferred Stock are converted, all dividends declared and unpaid on the Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion.

         (d) The Common Stock Conversion Number shall be subject to adjustment as follows:

                  (i) In case the Corporation shall at any time or from time to time (A) pay a dividend or make a distribution on the outstanding shares of Common Stock in capital stock (which, for purposes of this
         Section  7(d) shall  include,  without  limitation,  any  dividends  or distributions in the form of options, warrants or other rights to acquire capital stock) of the Corporation, (B) subdivide the outstanding shares of Common Stock into a larger number of shares, (C) combine the outstanding shares of Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Common Stock then, and in each such case, the Common Stock Conversion Number in effect immediately prior to such event shall be adjusted to equal the Common Stock Conversion Number in effect immediately prior to such action multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding after the action described in clauses (A) through (D) and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such action. An adjustment made pursuant to this Section 7(d)(i) shall become effective retroactively
         (A) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (B) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                  (ii) In case the Corporation shall at any time or from time to time issue shares of Common Stock (or securities convertible into or exchangeable for Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) for a consideration per share less than the Current Market Price per share of Common Stock then in effect at the record date or issuance date, as the case may be (the "Date"), referred to in the following sentence (treating the consideration per share of any security convertible or exchangeable or exercisable into Common Stock as equal to (A) the sum of the price for such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (B) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), then, and in each such case, the Common Stock Conversion Number in effect shall be adjusted by multiplying the Common Stock Conversion Number in effect on the day immediately prior to the Date by a fraction (x) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the Date plus the number of additional shares of Common Stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the Date plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock (or securities convertible into or exchangeable for Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) plus the aggregate amount of any additional consideration initially payable (without regard to any anti-dilution adjustments) upon such conversion, exchange or exercise of such security into Common Stock would purchase at the Current Market Price per share of Common Stock on the Date. Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall become effective retroactively to a date immediately following the close of business (i) in the case of issuance to stockholders of the Corporation, as such, on the record date for the determination of stockholders entitled to receive such shares, securities, options, warrants or other rights and (ii) in all other cases, on the date ("issuance date") of such issuance; provided that:
         (A) the determination as to whether an adjustment is required to be made pursuant to this Section 7(d)(ii) shall be made upon the issuance of such shares or such convertible or exchangeable securities, options, warrants or other rights; (B) if any convertible or exchangeable securities, options, warrants or other rights (or any portions thereof) which shall have given rise to an adjustment pursuant to this Section 7(d)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such convertible or exchangeable securities, options, warrants or other rights there shall have been an increase or increases or decrease or decreases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Common Stock Conversion Number hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of (x) eliminating from the computation any additional shares of Common Stock corresponding to such convertible or exchangeable securities, options, warrants or other rights as shall have expired or terminated, (y) treating the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such convertible or exchangeable securities, options, warrants or other rights as having been issued for the consideration actually received and receivable therefor and (z) treating any of such convertible or exchangeable securities, options, warrants or other rights which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time of adjustment; and (C) no adjustment in the Common Stock Conversion Number shall be made pursuant to this Section 7(d)(ii) as a result of any issuance of securities by the Corporation in respect of which an adjustment to the Common Stock Conversion Number is made pursuant to
         Section 7(d)(i).

                  (iii) In the case the Corporation, at any time or from time to time, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of
         Section 7(d)(i) and Section 7(d)(ii), or Section 7(h) (but not including any action described in any such Section) and the Board of Directors of the Corporation in good faith determines that it would be equitable in the circumstances to adjust the Common Stock Conversion Number as a result of such action, then, and in each such case, the Common Stock Conversion Number shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Preferred Stock).

                  (iv) Notwithstanding anything herein to the contrary, no adjustment under this Section 7(d) shall be made upon the grant of options to employees or directors of the Corporation pursuant to benefit plans approved by the Board of Directors of the Corporation or upon the issuance of shares of Common Stock upon exercise of such options if the exercise price thereof was not less than the Market Price of the Common Stock on the date such options were granted.

         (e) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Common Stock Conversion Number then in effect shall be required by reason of the taking of such record.

         (f) Upon any increase or decrease in the Common Stock Conversion Number, then, and in each such case, the Corporation promptly shall deliver to each registered holder of Preferred Stock at least 10 Business Days prior to effecting any of the foregoing transactions a certificate, signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Common Stock Conversion Number then in effect following such adjustment.
         (g) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. If the conversion of any share or shares of Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the Current Market Price of the Common Stock on the Business Day preceding the day of conversion shall be paid to such holder in cash by the Corporation.

         (h) In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Corporation with or into another Person (other than a consolidation or merger in which the Corporation is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Corporation (any of the foregoing, a "Transaction"), the Corporation, or such successor or purchasing Person, as the case may be, shall execute and deliver to each holder of Preferred Stock at least 10 Business Days prior to effecting any of the foregoing Transactions a certificate that the holder of each share of Preferred Stock then outstanding shall have the right thereafter to convert such share of Preferred Stock into the kind and amount of shares of stock or other securities (of the Corporation or another issuer, the "Other Securities")) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Preferred Stock could have been converted immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. If, in the case of any such Transaction, the Other Securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Person and other than the Corporation, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues Other Securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically acknowledge the obligations of such successor or purchasing Person and acknowledge its obligations to issue such Other Securities, other property or cash to the holders of Preferred Stock upon conversion of the shares of Preferred Stock as provided above. The provisions of this Section 7(h) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions.

         (i) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Preferred Stock.

         (j) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Preferred Stock shall be made without charge to the converting holder of shares of Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

         (k) If an offer is made to purchase Common Stock and the offer must, by reason of applicable securities legislation or the requirements of a stock exchange on which the Common Stock is listed, be made to all or substantially all holders of Common Stock located in a province of Canada in which the requirement applies, the holders of Preferred Stock shall be given the opportunity to participate in the offer through conversion of the Preferred Stock into Common Stock; unless

                  (i) an identical offer (in terms of price per security and percentage of outstanding securities to be taken upon, exclusive of securities owned immediately prior to the bid by the offeror, or associates or affiliates of the offeror, and in all other material respects) is made concurrently to purchase Preferred Stock, which offer has no condition attached other than the right not to take up and pay for securities tendered if no securities are purchased pursuant to the offer for Common Stock; or

                  (ii) less than 50% of the Common Stock outstanding immediately prior to the offer, other than Common Stock owned by the offeror, or associates or affiliates of the offeror, are deposited pursuant to the offer.

         Section 8.        Certain Remedies.

         Any registered holder of Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designation and to enforce specifically the terms and provisions of this Certificate of Designation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

         Section 9.        Additional Shares of Preferred Stock.

         While any shares of Preferred Stock are outstanding, the Corporation shall not issue any additional shares of Common Stock or convertible securities, rights, warrants, options or other commitments to issue Common Stock unless, prior to such issuance, the Corporation declares and pays a dividend on the Preferred Stock of a number of shares of Preferred Stock equal to the number of shares of Common Stock being issued or the maximum number of shares of Common Stock which may be issued pursuant to such convertible securities, rights, warrants, options or commitments; provided, however, the Corporation shall not be required to issue additional shares of Preferred Stock in connection with the issuance of Common Stock pursuant to agreements described in a Schedule to the Purchase Agreement.

         Section 10.       Definitions.

         For the purposes of this Certificate of Designation of Preferred Stock, the following terms shall have the meanings indicated:

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

         "Common Stock" shall mean and include the Common Stock, without par value, of the Corporation and each other class of capital stock of the Corporation that does not have a preference over any other class of capital stock of the Corporation as to dividends or upon liquidation, dissolution or winding up of the Corporation and, in each case, shall include any other class of capital stock of the Corporation into which such stock is reclassified or reconstituted.

         "Current Market Price" per share shall mean, on any date specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock for those days during the period of 20 days, ending on such date, which are Trading Days, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Market Price on such date.

         "Junior Stock" shall mean any capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock including, without limitation, the Common Stock.

         "Liquidation Amount" with respect to a share of Preferred Stock shall mean the sum of (a) all declared and unpaid dividends on such Preferred Stock, and (b) the sum of $10.00 divided by the number of shares of Preferred Stock outstanding on the applicable date.

         "Market Price" shall mean, per share of Common Stock on any date specified herein: (a) the closing price per share of the Common Stock on the Alberta Stock Exchange or other principal Canadian stock exchange on which the Common Stock is traded, stated in U.S. dollars at the then current exchange ratio of Canadian dollars into U.S. dollars or (b) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the Common Stock on such date as shown by any reputable dealer in Common Stock as selected by the Board of Directors of the Corporation. If none of (a) or (b) is applicable, Market Price shall mean a market price per share determined at the Corporation's expense by an appraiser chosen by the holders of a majority of the shares of Preferred Stock or, if no such appraiser is so chosen more than twenty business days after notice of the necessity of such calculation shall have been delivered by the Corporation to the holders of Preferred Stock, then by an appraiser chosen by the Corporation.

         "Person" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger) of such entity.

         "Purchase Agreement" shall mean the Securities Purchase Agreement, dated December 30, 1999, between the Corporation and Bellwether Exploration Company.

         "Trading Day" shall mean a day on which the national securities exchanges are open for trading.

     IN WITNESS WHEREOF, CARPATSKY PETROLEUM, INC. has caused this Certificate to be duly executed in its corporate name on this [ ]th day of [ ], 2000.


                                    [NEW CARPATSKY PETROLEUM, INC.]


                                    By
                                       -------------------------------------
                                    Name:
                                    Title:    President
ATTEST:



By
  ----------------------------------
Name:
Title:    Secretary

                                    Exhibit B
                                       to
                       First Amendment to Merger Agreement
                             dated December 30, 1999

                           [PEASE OIL AND GAS COMPANY]


                           CERTIFICATE OF DESIGNATION
                         OF CONVERTIBLE PREFERRED STOCK,
                       SERIES A SETTING FORTH THE POWERS,
                      PREFERENCES, RIGHTS, QUALIFICATIONS,
                         LIMITATIONS AND RESTRICTIONS OF
                              SUCH PREFERRED STOCK

         Pursuant to the Nevada Business Corporations Act, [PEASE OIL AND GAS COMPANY], a Nevada corporation (the "Corporation"), DOES HEREBY CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation (the "Charter"), the Board of Directors of the Corporation on [ ], 2000 duly adopted the following resolution creating a series of Preferred Stock designated as Convertible Preferred Stock, Series A and such resolution has not been modified and is in full force and effect on the date hereof:

         RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Charter, a series of authorized Preferred Stock, without par value, of the Corporation are hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series of Preferred Stock, and the qualifications, limitations and restrictions thereof are as follows:

         Section 1.        Designation and Number.

         (a) The shares of such series of Preferred Stock shall be designated as "Convertible Preferred Stock, Series A" ("Preferred Stock"). The number of shares initially constituting the Preferred Stock shall be 102,410,000 shares, which number may be increased or decreased by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then outstanding shares of such series of Preferred Stock.

         (b) The Preferred Stock shall, with respect to rights on liquidation, dissolution or winding up, rank prior to all other classes and series of Junior Stock of the Corporation now or hereafter authorized including, without limitation, the Common Stock.

         (c) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 10 below.

         Section 2.        Dividends and Distributions.

         In the event that the Corporation shall declare a cash dividend to holders of Common Stock, then the Board of Directors shall declare, and the holder of each share of Preferred Stock shall be entitled to receive, a dividend in an amount equal to the amount of such dividend received by a holder of the number of shares of Common Stock for which such share of Preferred Stock is convertible on the record date for such dividend. Any such amount shall be paid to the holders of shares of Preferred Stock at the same time such dividend is made to holders of Common Stock.

         The holders of shares of Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

         Section 3.        Voting Rights.

         In addition to any voting rights provided by law and except where only a specified class or series of shares is entitled to vote, the holders of shares of Preferred Stock shall have the following voting rights:

         (a) Except as otherwise required by applicable law and so long as the Preferred Stock is outstanding, each share of Preferred Stock shall entitle the holder thereof to vote, in person or by proxy or written consent, at a special or annual meeting of stockholders or in connection with any stockholder action taken in lieu of a meeting of stockholders, on all matters voted on by holders of Common Stock, including the election of directors, voting together as a single class with all other shares entitled to vote thereon. With respect to any such vote, each share of Preferred Stock shall entitle the holder thereof to cast one vote for each share of Preferred Stock standing in his or her name on the transfer books of the Corporation as of the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

         (b) Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (i) authorize, adopt or approve an amendment to the Charter that would increase or decrease the par value of the shares of Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Preferred Stock, (ii) amend, alter or repeal the Charter so as to affect the shares of Preferred Stock adversely, including, without limitation, by granting any voting right to any holder of notes, bonds, debentures or other debt obligations of the Corporation, or (iii) authorize, increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any additional shares of Preferred Stock except under Section 9.

         (c) For so long as the shares of Preferred Stock are outstanding, the Corporation shall not issue any capital stock entitling the holder thereof to vote generally under ordinary circumstances in the election of directors, other than (i) Common Stock and (ii) Preferred Stock issued pursuant to Section 9.

         Section 4.        Redemption.

         The Corporation shall not have any right to redeem any shares of Preferred Stock.

         Section 5.        Reacquired Shares.

         Any shares of Preferred Stock converted, exchanged, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares of Preferred Stock shall upon their cancellation become authorized but unissued shares of preferred stock.

         Section 6.        Liquidation, Dissolution or Winding Up.

         (a) If the Corporation shall commence a voluntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due (any such event, a "Voluntary Liquidation Event"), or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, the holders of the Preferred Stock shall be entitled to receive the Liquidation Amount prior to any payment being made or any property of the Corporation being distributed to the holders of the Common Stock or the holders of any Junior Stock. After payment to the holders of the Preferred Stock of the Liquidation Amount, the holders of the Preferred Stock shall be entitled to receive (rateably with the holders of the Common Shares) for each share of Preferred Stock held, the amount which would have been received by the Holder of such Preferred Stock if on the record date for such distribution, the holder of such Preferred Stock had converted such Preferred Stock into the number of shares of Common Stock into which such Preferred Stock was convertible on the record date for such distribution.

         (b) Neither the consolidation or merger of the Corporation with or into any other Person nor the sale or other distribution to another Person of all or substantially all the assets, property or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

         Section 7.        Conversion.

         (a) Subject to the terms and conditions set forth herein, each share of Preferred Stock shall be convertible into a number of fully paid and non-assessable shares of Common Stock as is equal, subject to Section 7(g), to a fraction, the numerator of which shall be the Common Stock Conversion Number and the denominator of which shall be the number of shares of Preferred Stock issued and outstanding on the date of conversion. The Common Stock Conversion Number shall initially be 50,000,000, and shall be subject to adjustment as set forth in this Section. Such conversion right may only be exercised by the holders of a majority of the outstanding shares of Preferred Stock surrendering certificates ("Surrendered Certificates") representing a majority of the outstanding shares of Preferred Stock to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holders of a majority of the outstanding shares of Preferred Stock elect to convert such shares and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(j). Upon such surrender, all shares of Preferred Stock shall automatically be converted into Common Stock as provided in this Section. Notwithstanding the foregoing provisions or anything set forth herein or in the Certificate, any shares of Preferred Stock remaining outstanding on December 28, 2004 shall be and be deemed to have been converted into Common Stock at the Conversion Number then in effect.


         (b) As promptly as practicable after the surrender, as herein provided, of shares of Preferred Stock for conversion pursuant to Section 7(a), the Corporation shall deliver to all holders of Preferred Stock a written notice informing such holders (i) that the holders of a majority of the outstanding shares of Preferred Stock have delivered their certificates for such shares to the Corporation in satisfactory form for conversion into Common Shares pursuant to the requirements of this Section 7, (ii) that, as result of such delivery, all outstanding Preferred Stock has been converted into the right to receive Common Stock and (iii) of the Common Stock Conversion Number and instructing such holders to surrender the certificates representing their Preferred Stock to the Corporation in the manner specified in Section 7(a) above in order to receive certificates representing the Common Stock deliverable upon the conversion of their Preferred Stock. As promptly as practicable after the surrender of any certificates representing Preferred Stock in accordance with the requirements of this Section 7, the Corporation shall deliver to or upon the written order of the holder of such shares so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Preferred Stock may be or have been converted in accordance with the provisions of this Section 7. Subject to the following provisions of this paragraph and of Section 7(d), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Preferred Stock shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the Common Stock deliverable upon conversion of such shares of Preferred Stock shall be treated for all purposes as having become the record holder or holders of such Common Stock at such appropriate time, and such conversion shall be based on the Common Stock Conversion Number in effect at such time; provided, however, that no surrender shall be effective to constitute the Person or Persons entitled to receive the Common Stock deliverable upon such conversion as the record holder or holders of such Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be based on the Common Stock Conversion Number in effect at, such time on such next succeeding day.

         (c) To the extent permitted by law, when shares of Preferred Stock are converted, all dividends declared and unpaid on the Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion.

         (d) The Common Stock Conversion Number shall be subject to adjustment as follows:

                  (i) In case the Corporation shall at any time or from time to time (A) pay a dividend or make a distribution on the outstanding shares of Common Stock in capital stock (which, for purposes of this
         Section  7(d) shall  include,  without  limitation,  any  dividends  or distributions in the form of options, warrants or other rights to acquire capital stock) of the Corporation, (B) subdivide the outstanding shares of Common Stock into a larger number of shares, (C) combine the outstanding shares of Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Common Stock then, and in each such case, the Common Stock Conversion Number in effect immediately prior to such event shall be adjusted to equal the Common Stock Conversion Number in effect immediately prior to such action multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding after the action described in clauses (A) through (D) and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such action. An adjustment made pursuant to this Section 7(d)(i) shall become effective retroactively
         (A) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (B) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                  (ii) In case the Corporation shall at any time or from time to time issue shares of Common Stock (or securities convertible into or exchangeable for Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) for a consideration per share less than the Current Market Price per share of Common Stock then in effect at the record date or issuance date, as the case may be (the "Date"), referred to in the following sentence (treating the consideration per share of any security convertible or exchangeable or exercisable into Common Stock as equal to (A) the sum of the price for such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (B) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), then, and in each such case, the Common Stock Conversion Number in effect shall be adjusted by multiplying the Common Stock Conversion Number in effect on the day immediately prior to the Date by a fraction (x) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the Date plus the number of additional shares of Common Stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the Date plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock (or securities convertible into or exchangeable for Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) plus the aggregate amount of any additional consideration initially payable (without regard to any anti-dilution adjustments) upon such conversion, exchange or exercise of such security into Common Stock would purchase at the Current Market Price per share of Common Stock on the Date. Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall become effective retroactively to a date immediately following the close of business (i) in the case of issuance to stockholders of the Corporation, as such, on the record date for the determination of stockholders entitled to receive such shares, securities, options, warrants or other rights and (ii) in all other cases, on the date ("issuance date") of such issuance; provided that:
         (A) the determination as to whether an adjustment is required to be made pursuant to this Section 7(d)(ii) shall be made upon the issuance of such shares or such convertible or exchangeable securities, options, warrants or other rights; (B) if any convertible or exchangeable securities, options, warrants or other rights (or any portions thereof) which shall have given rise to an adjustment pursuant to this Section 7(d)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such convertible or exchangeable securities, options, warrants or other rights there shall have been an increase or increases or decrease or decreases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Common Stock Conversion Number hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of (x) eliminating from the computation any additional shares of Common Stock corresponding to such convertible or exchangeable securities, options, warrants or other rights as shall have expired or terminated, (y) treating the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such convertible or exchangeable securities, options, warrants or other rights as having been issued for the consideration actually received and receivable therefor and (z) treating any of such convertible or exchangeable securities, options, warrants or other rights which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time of adjustment; and (C) no adjustment in the Common Stock Conversion Number shall be made pursuant to this Section 7(d)(ii) as a result of any issuance of securities by the Corporation in respect of which an adjustment to the Common Stock Conversion Number is made pursuant to
         Section 7(d)(i).

                  (iii) In the case the Corporation, at any time or from time to time, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of
         Section 7(d)(i) and Section 7(d)(ii), or Section 7(h) (but not including any action described in any such Section) and the Board of Directors of the Corporation in good faith determines that it would be equitable in the circumstances to adjust the Common Stock Conversion Number as a result of such action, then, and in each such case, the Common Stock Conversion Number shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Preferred Stock).

                  (iv) Notwithstanding anything herein to the contrary, no adjustment under this Section 7(d) shall be made upon the grant of options to employees or directors of the Corporation pursuant to benefit plans approved by the Board of Directors of the Corporation or upon the issuance of shares of Common Stock upon exercise of such options if the exercise price thereof was not less than the Market Price of the Common Stock on the date such options were granted.

         (e) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Common Stock Conversion Number then in effect shall be required by reason of the taking of such record.

         (f) Upon any increase or decrease in the Common Stock Conversion Number, then, and in each such case, the Corporation promptly shall deliver to each registered holder of Preferred Stock at least 10 Business Days prior to effecting any of the foregoing transactions a certificate, signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Common Stock Conversion Number then in effect following such adjustment.

         (g) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. If the conversion of any share or shares of Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the Current Market Price of the Common Stock on the Business Day preceding the day of conversion shall be paid to such holder in cash by the Corporation.

         (h) In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Corporation with or into another Person (other than a consolidation or merger in which the Corporation is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock), or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Corporation (any of the foregoing, a "Transaction"), the Corporation, or such successor or purchasing Person, as the case may be, shall execute and deliver to each holder of Preferred Stock at least 10 Business Days prior to effecting any of the foregoing Transactions a certificate that the holder of each share of Preferred Stock then outstanding shall have the right thereafter to convert such share of Preferred Stock into the kind and amount of shares of stock or other securities (of the Corporation or another issuer, the "Other Securities")) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Preferred Stock could have been converted immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. If, in the case of any such Transaction, the Other Securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Person and other than the Corporation, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues Other Securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically acknowledge the obligations of such successor or purchasing Person and acknowledge its obligations to issue such Other Securities, other property or cash to the holders of Preferred Stock upon conversion of the shares of Preferred Stock as provided above. The provisions of this Section 7(h) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions.

         (i) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Preferred Stock.

         (j) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Preferred Stock shall be made without charge to the converting holder of shares of Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

         (k) If an offer is made to purchase Common Stock and the offer must, by reason of applicable securities legislation or the requirements of a stock exchange on which the Common Stock is listed, be made to all or substantially all holders of Common Stock located in a province of Canada in which the requirement applies, the holders of Preferred Stock shall be given the opportunity to participate in the offer through conversion of the Preferred Stock into Common Stock; unless

                  (i) an identical offer (in terms of price per security and percentage of outstanding securities to be taken upon, exclusive of securities owned immediately prior to the bid by the offeror, or associates or affiliates of the offeror, and in all other material respects) is made concurrently to purchase Preferred Stock, which offer has no condition attached other than the right not to take up and pay for securities tendered if no securities are purchased pursuant to the offer for Common Stock; or

                  (ii) less than 50% of the Common Stock outstanding immediately prior to the offer, other than Common Stock owned by the offeror, or associates or affiliates of the offeror, are deposited pursuant to the offer.

         Section 8.        Certain Remedies.

         Any registered holder of Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designation and to enforce specifically the terms and provisions of this Certificate of Designation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

         Section 9.        Additional Shares of Preferred Stock.

         While any shares of Preferred Stock are outstanding, the Corporation shall not issue any additional shares of Common Stock or convertible securities, rights, warrants, options or other commitments to issue Common Stock unless, prior to such issuance, the Corporation declares and pays a dividend on the Preferred Stock of a number of shares of Preferred Stock equal to the number of shares of Common Stock being issued or the maximum number of shares of Common Stock which may be issued pursuant to such convertible securities, rights, warrants, options or commitments; provided, however, the Corporation shall not be required to issue additional shares of Preferred Stock in connection with the issuance of Common Stock pursuant to agreements described in a Schedule to the Purchase Agreement.

         Section 10.       Definitions.

         For the purposes of this Certificate of Designation of Preferred Stock, the following terms shall have the meanings indicated:

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

         "Common Stock" shall mean and include the Common Stock, without par value, of the Corporation and each other class of capital stock of the Corporation that does not have a preference over any other class of capital stock of the Corporation as to dividends or upon liquidation, dissolution or winding up of the Corporation and, in each case, shall include any other class of capital stock of the Corporation into which such stock is reclassified or reconstituted.

         "Current Market Price" per share shall mean, on any date specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock for those days during the period of 20 days, ending on such date, which are Trading Days, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Market Price on such date.

         "Junior Stock" shall mean any capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock including, without limitation, the Common Stock.

         "Liquidation Amount" with respect to a share of Preferred Stock shall mean the sum of (a) all declared and unpaid dividends on such Preferred Stock, and (b) the sum of $10.00 divided by the number of shares of Preferred Stock outstanding on the applicable date.

         "Market Price" shall mean, per share of Common Stock on any date specified herein: (a) the closing price per share of the Common Stock on the Alberta Stock Exchange or other principal Canadian stock exchange on which the Common Stock is traded, stated in U.S. dollars at the then current exchange ratio of Canadian dollars into U.S. dollars or (b) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the Common Stock on such date as shown by any reputable dealer in Common Stock as selected by the Board of Directors of the Corporation. If none of (a) or (b) is applicable, Market Price shall mean a market price per share determined at the Corporation's expense by an appraiser chosen by the holders of a majority of the shares of Preferred Stock or, if no such appraiser is so chosen more than twenty business days after notice of the necessity of such calculation shall have been delivered by the Corporation to the holders of Preferred Stock, then by an appraiser chosen by the Corporation.

         "Person" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger) of such entity.

         "Purchase Agreement" shall mean the Securities Purchase Agreement, dated December 30, 1999, between the Corporation and Bellwether Exploration Company.

         "Trading Day" shall mean a day on which the national securities exchanges are open for trading.

         IN WITNESS WHEREOF, PEASE OIL AND GAS COMPANY has caused this Certificate to be duly executed in its corporate name on this [ ]th day of [ ], 2000.



                                      [PEASE OIL AND GAS COMPANY]


                                      By
                                        ---------------------------------------
                                      Name:
                                      Title:    President
ATTEST:



By
  -------------------------------------
Name:
Title:    Secretary

                                Amended Exhibit A
                                       to
                          Agreement and Plan of Merger
                              dated August 31, 1999


                               [PEASE LETTERHEAD]


                                 August __, 1999






Each Holder of Series B Convertible Preferred Stock

                  Re:      Exchange Agreement and Irrevocable Proxy

Gentlemen:

         This letter agreement ("Agreement") is intended to set forth the understandings, representations and agreements by and among Pease Oil and Gas Company, a Nevada corporation ("Company"), Carpatsky Petroleum, Inc., a corporation organized under the laws of the Province of Alberta, Canada ("Carpatsky"), and the undersigned holder (the "Holder") of the Company's Series B 5% PIK Cumulative Convertible Preferred Stock ("Series B Preferred") and is made with reference to the following agreed facts.

         A. Holder is the record and beneficial owner of the number of shares (the "Shares") of the Company's Series B Preferred set forth on Exhibit A attached hereto. There are 105,828 shares of Series B Preferred issued and outstanding.

         B. The Company and Carpatsky have entered into a Agreement and Plan of Merger dated as of August __, 1999, of which this Letter Agreement is Exhibit A (the "Merger Agreement").

         C. The Merger Agreement provides that all outstanding Series B Preferred shall be exchanged for a total of 8,865,664 shares of Company common stock at the time of closing of the Merger Agreement.

         D. Under agreements dated effective May 24, 1999, the undersigned Holder and each other holder of outstanding Series B Preferred agreed not to buy or sell or to convert Company securities, including the Series B Preferred, until the earlier of: (i) closing of the Merger Agreement, (ii) termination or abandonment of the Merger Agreement by the parties, or (iii) November 15, 1999 (the "Lock-Up Agreement").

         E. The Company, Carpatsky and the undersigned holder intend to set forth terms and conditions of the agreement of the Holder to exchange all shares of Series B Preferred held by Holder at the time of the closing of the Merger Agreement for shares of Company common stock, as set forth on Exhibit A.

         FOR CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Merger Agreement. The Company and Carpatsky shall diligently pursue the closing of the Merger Agreement and completion of the transactions described therein (the "Closing").

         2. Representations and Warranties to Holder. The Representations and Warranties of Pease as set forth in Article III of the Merger Agreement, and the Representations and Warranties of Carpatsky, as set forth in Article IV of the Merger Agreement, shall be extended to Holder and Holder shall be entitled to rely upon such representations and warranties to the same extent as if Holder was a party to the Merger Agreement. All such representations and warranties shall not survive the Closing except as provided in the Merger Agreement.


         3. Exchange of Series B Preferred. At or before the Closing of the Merger Agreement, the Holder and each other holder of outstanding Series B Preferred shall exchange all Series B Preferred then held, together with all other dividend rights, conversion rights, voting rights or other rights which may be applicable to the Series B Preferred, for that number of shares of Company common stock set forth on Exhibit A attached hereto and incorporated herein by reference. At or before the Closing of the Merger Agreement, Holder shall deliver to the Company, for exchange, each certificate held by Holder representing Series B Preferred. At the time of exchange, and no later than the Closing of the Merger Agreement, the Company shall cause to be issued one certificate representing the appropriate number of shares of Company common stock as set forth on Exhibit A in exchange for Holder's Series B Preferred and the Series B Preferred shall be canceled.

         4. Post-Merger Limitations. Holder agrees not to effect any sales of the Company common stock to be issued in exchange for the Series B Preferred in a manner which does not comply with applicable provisions of Rule 145 promulgated under the Securities Act of 1933. An appropriate legend reflecting this restriction may be placed on certificates representing the Company common stock to be issued in exchange for the Series B Preferred.

         5. Termination of Certain Rights. Upon the completion of the Exchange, the rights and privileges of the Holder as described in the Preferred Stock Purchase Agreement dated effective December 31, 1997 and the Certificate of Designation of Series B 5% PIK Cumulative Convertible Preferred Stock, as amended, as filed with the Secretary of State of Nevada, which designated a total of 145,300 shares of the Company's Series B Preferred and set forth the rights and privileges applicable thereto (the "Series B Preferred Designation") shall be terminated. Following the Exchange, holders' rights as a security holder of the Company shall be as the holder of common stock of the Company and Company's Articles of Incorporation shall be amended to delete the Series B Preferred Designation.

         6. Irrevocable Proxy. The undersigned Holder who holds the number of shares of Series B Preferred set forth on Exhibit A, hereby makes, constitutes and appoints the President of Pease Oil and Gas Company, or his designee, as the true and lawful attorney and proxy of the undersigned Holder, for, and in its name, place and stead, to attend any and all meetings of the shareholders of Pease Oil and Gas Company and to vote any and all shares of Series B 5% PIK Cumulative Convertible Preferred Stock of Pease Oil and Gas Company standing in the name of the undersigned Holder at any meeting of stockholders or any adjournments thereof for the following purposes only:

                  (1) To vote to approve the  Agreement and Plan of Merger dated effective August __, 1999 between Pease Oil and
               Gas Company and Carpatsky Petroleum, Inc. ("Merger
                                  Agreement");

                  (2) To approve the Amendment and Restatement of the Articles of Incorporation of the Company as contemplated by the Agreement and Plan of Reorganization; and

                  (3) To approve, ratify and adopt any and all actions heretofore or hereafter taken by the Company and its management to implement the transactions contemplated by the Merger Agreement and this Agreement.

The undersigned Holder confirms that this proxy is given in connection with a reorganization of Pease Oil and Gas Company and that this proxy is coupled with an interest, is binding on the Holder and its successors and assigns and is irrevocable while the Lock Up Agreement is in effect, as described in Section 8 below, provided, however, that this proxy shall be deemed canceled if the parties terminate the Merger Agreement before Closing. The undersigned Holder hereby represents and warrants that the execution, delivery and performance of this Agreement has been duly authorized and is a legally binding obligation of the Holder enforceable in accordance with its terms. The Holder hereby represents and acknowledges that it is familiar with the business and financial condition of the Company and Carpatsky and has had access to such information as it has requested to enable it to make an informed decision to acquire the Company common stock in exchange for its shares of Series B Preferred Stock. The Holder hereby represents and warrants that it is an "accredited investor," as defined in Rule 501 under the Securities Act of 1933, as amended, and hereby ratifies and confirms all that the said proxy lawfully may do or cause to be done by virtue of this authorization.

         7. Other Series B Preferred Holders. This Agreement shall be effective and binding upon the Holder provided that holders of at least 95% of the outstanding Series B Preferred, as identified on Exhibit A, enter into this Agreement with the Company and Carpatsky.

         8. Lock-Up Agreement. The Lock-Up Agreement between the Company and Holder shall remain in full force and effect and shall be enforceable in accordance with its terms, provided, that the date through which Holder shall not buy or sell or convert Series B Preferred shall be extended to the later of
(i) Closing of the Merger Agreement, (ii) termination or abandonment of the Merger Agreement, or (iii) November 15, 1999.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of August __, 1999.

                                   PEASE OIL AND GAS COMPANY,
                                   a Nevada corporation


                                    By _________________________________
                                    Patrick J. Duncan, President

                                    CARPATSKY PETROLEUM, INC.
                                    an Alberta, Canada corporation

                                    By _________________________________
                                    Fred Hofheinz, Director and authorized
                                    signatory

                                     HOLDER:
                                     ------------------------------------
                                     Name

                                     ------------------------------------
                                     Signature
                                     ------------------------------------
                                     Name and Title of Person Signing

                                     ------------------------------------
                                     Number of Shares of Series B Preferred Held

                                    EXHIBIT A


                                       Shares of
                                 Company Common Stock
                                   to be Issued and
                                      Shares of                 Exchange for
Name of Holder                  Series B Preferred Held      Series B Preferred
--------------                  -----------------------      ------------------
Arbco Associates, L.P.                  16,000                  1,340,388
Kayne Anderson Non-Traditional
Investments, L.P.                       18,000                  1,507,936
Offense Group Associates, L.P.          19,503                  1,633,850
Opportunity Associates, L.P.             6,000                    502,646
Marine Crew & Co.                       14,000                  1,172,840
Sandpiper & Co.                         26,000                  2,178,131
Howard Amster IRA                        1,000                     83,774
The Madav IX Foundation                  2,000                    167,549
Ramat securities, Ltd.                     325                     27,227
Tamar Securities, Inc.                   3,000                    251,323
                                     ---------                 ----------
Total:                                 105,828                  8,865,664
                                      ========                 ==========



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